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Exhibit 4.2

NIKE, Inc.

OFFICERS' CERTIFICATE

Dated: May 29, 2002

        We, Lindsay D. Stewart and Marcia A. Stilwell, do hereby certify that we are the duly elected Assistant Secretary and Treasurer, respectively, of NIKE, Inc., an Oregon corporation (the "Company"). We further certify that, pursuant to resolutions of the Board of Directors of the Company and the Finance Committee of the Board of Directors of the Company, duly adopted on February 15-16 and February 15, respectively, a series of senior debt securities of the Company, entitled "Medium-Term Notes, Series B" (the "Notes"), was established in an aggregate principal amount of $500,000,000 pursuant to Section 2.2 of the Indenture dated as of December 13, 1996 (the "Indenture") between the Company and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee. We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent on February 16, 2001, the aggregate initial offering price of the Notes shall be $500,000,000, and that such series of Notes shall have the following terms and provisions:

        (a)  the title of these securities, which shall constitute a separate series of Securities under the Indenture, shall be the "Medium-Term Notes, Series B";

        (b)  the aggregate principal amount of Notes which may be outstanding is $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) (except as otherwise provided in Sections 2.7, 2.8, 2.11, 3.6 and 9.6 of the Indenture);

        (c)  the Notes shall be issued in such principal amounts (in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof) and mature on such dates of no less than nine months from the date of issue, so selected by the purchasers of the Notes and agreed to by the Board of Directors or by any officer of the Company designated by the Board of Directors (each, an "Authorized Officer");

        (d)  the Notes shall be issuable as registered securities only which may be issued in definitive form or may be represented by permanent global certificates registered in the name of The Depository Trust Company or its nominee, and the beneficial owners of interests of any such global certificates may not exchange any such interests (except as provided by Section 2.7 of the Indenture);

        (e)  unless otherwise specified by the Company as determined by the Board of Directors or any Authorized Officer, Notes issued in the form of permanent global certificates shall be dated the date of their issuance;

        (f)    the rate or rates at which each of the Notes shall bear interest and the date or dates from which such interest shall accrue, shall be established by the Company as determined by the Board of Directors or any Authorized Officer, and such rate or rates may be either a fixed interest rate or may vary from time to time in accordance with one or more interest rate formulas;

        (g)  the Interest Payment Dates and the Record Dates with respect to each Note shall be specified by the Board of Directors or any Authorized Officer;

        (h)  interest on each Note shall be calculated on the basis specified by the Company with respect to such Note as determined by the Board of Directors or any Authorized Officer;

        (i)    principal of and interest on the Notes will be payable, Notes may be surrendered for registration for transfer and exchange, and notices or demands to or upon the Company in respect of the Notes and the Indenture may be served, at the office of the Trustee in The City of New York, designated for such purpose; provided that payment of interest, other than interest payable at Maturity, may be made at the option of the Company by check mailed by first class mail to the address of the persons entitled thereto as shown on the Security Register;

        (j)    unless specified by the Company as determined by the Board of Directors or any Authorized Officer, the Notes shall not be subject to redemption or repayment, by sinking fund or otherwise, at the option of the Company or the holder; the Company shall specify, as determined by the Board of Directors or any Authorized Officer, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Notes may be redeemed and/or repaid, if any;

        (k)  if other than the principal amount of any Note is to be paid upon the declaration of acceleration of Maturity of any Note pursuant to Section 6.2 of the Indenture, such amount shall be specified by the Company, as determined by the Board of Directors or any Authorized Officer;

        (l)    if other than U.S. dollars, the currency in which payment of the principal of and any premium or interest on the Notes shall be payable shall be specified by the Company as determined by the Board of Directors or any Authorized Officer;

        (m)  if the principal of, or any premium or interest on any of the Notes is to be payable, at the election of the Company or a holder or otherwise, in a currency other than that in which the related Note is stated to be payable, the Company shall specify, as determined by the Board of Directors or any Authorized Officer, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the related Note is denominated or stated to be payable and the currency in which such Note is to be so payable;

        (n)  if the amount of payments of principal of and any premium or interest on the Notes may be determined with reference to an index, formula or other method or methods, the Company shall specify, as determined by the Board of Directors or any Authorized Officer, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

        (o)  there are no deletions from, modifications of or additions to the events of default or covenants of the Company with respect to the Notes other than as provided below;

        Section 5.1 of the Indenture is hereby replaced in its entirety with the following:

      "When Company May Merge, Etc.

  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a "successor person") unless:

              (i)  the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on such series of securities and under the Indenture; and

            (ii)  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing under the Indenture.

  The foregoing will not prohibit a merger of any of the Company's Subsidiaries with or into the Company or a merger effected solely for the purpose of reincorporating the Company in another jurisdiction.

  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such Officers' Certificate comply with this Indenture."

        (p)  any other terms with respect to the Notes may be specified by the Company as determined by the Board of Directors or any Authorized Officer;

        (q)  Bank One Trust company, National Association shall act as trustee with respect to the Notes;

        (r)  the Notes shall be in the forms attached hereto as Annex A or such other forms as may be specified by the Company as determined by the Board of Directors or any Authorized Officer, the terms of which are hereby incorporated by reference, and to the extent any term thereof conflicts with or modifies any term in the Indenture, the terms of the Notes shall supercede such terms in the Indenture;

        (s)  attached hereto as Annex B are true copies of the letters addressed to the Trustee entitling the Trustee to rely on the Opinions of Counsel attached thereto, which Opinions relate to the Notes and comply with Section 10.4(b) of the Indenture; and

        (t)    each of the undersigned is authorized to approve the terms and conditions of the Notes pursuant to the Resolutions.

        We further certify, having read the Indenture and the definitions in the Indenture and certain other corporate documents and records, and having made such examination or investigation as we deemed necessary to enable us to express an informed opinion, that all conditions precedent to the authentication and delivery of the Notes have been complied with.

        Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture or the Notes, as the case may be.

        [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the undersigned have executed this Officers' Certificate as of the date first written above.

/s/ LINDSAY D. STEWART Lindsay D. Stewart Assistant Secretary
/s/ MARCIA A. STILWELL Marcia A. Stilwell Treasurer

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  Exhibit 4.2
NIKE, Inc. OFFICERS' CERTIFICATE